UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.       )

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XL GROUP LTD
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XL GROUP

SHAREHOLDER UPDATE

Spring 2017

*The following information supplements the XL Group Ltd proxy statement filed with the U.S. Securities and Exchange Commission on April 5, 2017, and should be read in conjunction with that proxy statement

XL Group is a leading global **insurance** and **reinsurance** provider

XL GROUP

- XL Group provides **property, casualty, professional and specialty products** to industrial, commercial and professional firms, insurance companies, and other enterprises globally
- We maintain two operating segments: **insurance** and **reinsurance**
- XL Group provides clients worldwide with **underwriting excellence, prompt service and transparent pricing**
- Through the 2015 **acquisition of Catlin Group Limited** and 2016 **Bermuda redomestication,** we have increased scale and relevance in the property & casualty (P&C) market



P&C gross premiums written[1]	**$13.6 B**
position at Lloyds	**#1**
S&P / Fitch ratings	**A+**
global presence	**~30 countries**
employees[1]	**7,400**

XL's strategy is to create an operating environment and culture attractive to the **best talent** in our industry combined with an understanding of how **technology** enables our people to have **superior insight**, a **lower cost base** of operations, and the ability to **innovate solutions** and business models to keep up with the rapidly mutating risks of **our clients**

(1) As of December 31, 2016

Insurance and reinsurance industry performance is impacted by **strong cyclicality** & **rate environment**

XL GROUP

Hard Market

Prices Increase
↓
High Profitability
↓
Increased Capital + New Capacity = Future Greater Competition

⇄

Soft Market

Prices Decrease
↓
Low Profitability
↓
Capacity Withdrawal = Future Reduced Competition

P&C insurance industry ROE peaks and troughs and 5 Yr US Treasury Rate, 1975-2015[1]


5 Yr US Treasury Rate
P&C Insurance ROE
20%
16%
12%
8%
4%
0%
20%
15%
10%
5%
0%
-5%
10 years
10 years
9 years
2015E 8.8%
1975
1980
1985
1990
1995
2000
2005
2010
2015
ROE
5 Yr US Treasury Rate

XL Group managing current headwinds from:

› **Soft market** › **Low interest rate environment**

(1) Source: Insurance Information Institute, "Insurance Industry Overview and Outlook", April 6, 2016. Profitability is represented by P&C insurers' return on equity, which historically has followed a ~10 year cycle of peaks and troughs. Data shown 1/2/1975 – 12/31/2015

XL Group's **key strategic actions** to **transform** XL

XL GROUP

CEO Mike McGavick has led our transformation into a global leader in complex and specialty insurance risk underwriting and reinsurance



Growth of $100 Investment in XL Starting May 1, 2008
$160
$140
$120
$100
$80
$60
$40
$20
$0
2008: McGavick joins as CEO (May)
2009: Completion of investment portfolio de-risking
2011: New strategy of higher margin specialty & complex P&C lines; re-underwriting poor-performing businesses
2012: Insurance segment returns to profitability
2013: XL extends presence in alternative capital markets through creation of New Ocean Capital Management
2014-2015: XL retrocedes the vast majority of life reinsurance business, enabling greater focus on core P&C operations
2015: XL acquires Catlin to create a global P&C provider with increased scale and market relevance
2016: Bermuda redomestication
94.9%
93.6%
94.8%
107.5%
96.3%
92.5%
88.2%
92.0%
94.2%
2008
2009
2010
2011
2012
2013
2014
2015
2016
P&C Combined Ratio (1)
Growth of Investment (2)

(1) Lower Combined Ratio indicates stronger underwriting performance
(2) Represents value of $100 investment made in XL common stock on May 1, 2008, with all dividends reinvested
Data shown 5/1/2008 – 12/31/2016

Mike McGavick is a **notable leader** in the insurance industry



- **Insurance Leader of the Year Award**, 2015, St. John's University School of Risk Management
- *Insurance Day*'s **Industry Achiever of the Year**, 2015
- Chairman, **Geneva Association**, an international think tank for strategically important insurance and risk management issues; Chairman since 2013, Board member since 2011
- **Industry Association Board Memberships**:
  - Global Reinsurance Forum, 2009 – Present
  - American Insurance Association, 2008 – Present
  - Insurance Information Institute, 2008 – 2015
  - International Insurance Society, 2008 – 2015

2016: a year of **repositioning and integration**

2016 was a challenging year

- Increased pricing pressure
- Low interest rate environment
- Significant catastrophe losses

Underlying strengths guided us to finish 2016 well positioned

- Achieved **4.9% growth** in P&C gross premiums from 2015 when adjusted for full-year 2015 Catlin results, while maintaining P&C (re)insurance underwriting discipline
- Took fundamental steps to **drive down operating expense ratio by 2.6%** from 2015 when adjusted for full-year 2015 Catlin results
- Launched **realignment** of P&C operating model
- Integration of Catlin providing **greater scale**

Well positioned to deliver on what we have built and to create long-term shareholder value



P&C Combined Ratios¹
P&C CR
P&C Accident Year CR Excl. Catastrophes²
88.2%
90.6%
92.0%
91.9%
94.2%
90.7%
2014
2015
2016
Return on Shareholders' Equity Measures
GAAP ROE
Adjusted Operating ROE³
1.9%
11.2%
11.1%
8.7%
3.9%
6.3%
2014
2015
2016
Book Value Per Share ("BVPS")
$39.31
$39.61
$40.98
2014
2015
2016
Capital Returned to Shareholders ($M)⁴
$972
$679
$1,275
2014
2015
2016

(1) *Lower CR indicates stronger underwriting performance*
(2) *Measure of current year business excluding impact of natural catastrophes*
(3) *Adjusted Operating ROE is a Non-GAAP financial measure and is defined in the Reconciliation of Non-GAAP Financial Measures beginning on Slide 15, which also includes a presentation of GAAP ROE*
(4) *Capital returned via share buybacks and dividends*

Focus on **innovation** and **delivering to our clients** positions XL for strong 2017

XL GROUP

2016 initiatives drove progress on our strategy and shareholder value creation:

Substantial completion of Catlin integration	Creating a more globally relevant specialty (re)insurer and advanced / efficient foundation to continue to execute our strategy into the future
Design of a realigned P&C operating model	Establishing clearer accountability and greater insight into the needs of clients / brokers through streamlining reporting and business oversight
Redomestication from Ireland to Bermuda	Positioning us with a regulator, the Bermuda Monetary Authority, best situated to be our group supervisor given our significant Bermuda operations and expanded footprint
Launch of a Diversity & Inclusion strategy	To increase the Company's ability to attract and retain talent in a way that differentiates us in our industry

XL's Board annually reviews Company strategy and periodically conducts an in-depth, long term-focused review

Notable 2016 Awards

Advisen Transforming • Insurance

#1 for Industry Product Innovation

Advisen's Pacesetter Index

J.D. POWER

Highest in Customer Satisfaction, Large Insurers

J.D. Power 2016 Large Commercial Insurance Study

GRACECHURCH

Top Performer, London Market Across Nearly All Metrics

Gracechurch Survey

Executive compensation program philosophy **aligns pay and performance**

XL GROUP

Principles of Program

- Ensure alignment with **shareholder interests** and reward executives for enhancing **long-term shareholder value**
- Consider **multiple factors in setting target levels**, including executives' roles and responsibilities, performance, experience, expertise, competitor compensation
- Allocate total compensation to be heavily weighted towards **performance-based pay**
- Enable attraction / retention of high caliber talent to **develop and implement business strategies**
- Include qualitative components and risk mitigating features to **drive appropriate behaviors**

CEO Target Pay Mix

90% of CEO pay at-risk



Base Salary 10%
Target Annual Incentive 29%
Long-Term Incentive Value 61%

Compensation Committee utilizes informed process to set targets and determine appropriate program payouts

Step 1: Committee sets **rigorous AIP and LTI targets**, based on Operating Plan, resulting from **extensive bottom-up review of businesses and capital allocation programs** that are aligned with a prudent approach to our reserving practices. Board considers **peer performance and shareholder expectations** to ensure rigorous goals

Step 2: Committee certifies performance against **Quantitative goals** (AIP and LTI) and **Qualitative goals** (AIP only) at end of performance period

Step 3: Committee determines AIP funding, taking into account **additional factors** including, but not limited to:

- Shareholder value creation
- Actual vs. anticipated catastrophe losses
- Performance vs. peers
- Accident year performance
- Operating ROE performance
- Prior year development

Committee may exercise **informed discretion** in determining AIP pool funding

Step 4: Committee determines final NEO payouts, and may exercise **additional informed discretion** based on **individual performance and accountability**. In 2016:

- **Committee exercised negative discretion on final AIP payouts to CEO, CFO, Executive Deputy Chairman by reducing them from 86% to 75% of target**

Challenging 2016 reflected in **annual incentive plan outcomes,** demonstrating **pay and performance alignment**

XL GROUP

Base Salary

Compensation Plan Key Features

- **Fixed** compensation

2016 Metric Results

- **N/A**

2016 Pay Outcome

- **No change** to NEO base salaries for 2016

Annual Incentive

Compensation Plan Key Features

- **70% Quantitative financial results**
  - Performance metric: CR
- **30% Qualitative based on achievement vs. operational** and **strategic** objectives
- The Committee may use **informed discretion** to adjust pool funding and individual payouts based on a holistic view of performance

2016 Metric Results

- **Quantitative Results:**

	CR Target	CR Actual	AIP Funding Level
Enterprise	92.0%	94.2%	86.3%

- **Qualitative Results:** While each NEO achieved majority of their qualitative goals, the Committee determined that **qualitative ratings for all executive officers should be below target** in light of below target Enterprise results and disappointing shareholder returns

2016 Pay Outcome

- Annual incentives **funded below target** for all NEOs, who received awards of **75 – 95% of target**
- The Committee **further reduced final incentives** for CEO, CFO and Deputy Exec. Chair **from 86% to 75% of target**

CEO AIP Payout vs. CR Performance[1]



CR
100%
90%
0%
CEO AIP Payout %
100%
50%
0%
100% = Target
104%
101%
134%
127%
75%
Decreasing CR = Stronger underwriting performance
Increasing CR = Weaker underwriting performance
2012
2013
2014
2015
2016
Target CR
Actual CR
CEO AIP Payout %

(1) *Lower CR indicates stronger underwriting performance*

3-year Performance Units' **rigorous targets** align **historical and future payouts**

XL GROUP

Long-Term Incentives

Compensation Plan Key Features	2014 – 2016 PU Metric Results	PU Payouts
› **50% Performance Units** (PU) › **50% Stock Options** – Three year ratable vesting period – Net shares subject to one year holding period following vesting	› Relative Growth in stock price to BVPS below threshold performance level → **0% Performance Factor** › Average Operating ROE excluding Catlin integration costs → **110% performance factor**	› **2014 – 2016 PU Payouts** – Compensation Committee certified **payout of 55% of target PUs granted**

Historical PU Payout Levels Versus Target

PU Performance Factor as of December 31, 2016[1]



55.0%
124.7%
55.0%
0.0%
< 50%

Grant Date – End Perf. Period (3 Yrs.)	2012 - 2014	2013 - 2015	2014 - 2016	2015 - 2017	2016 - 2018
Performance Metrics	› Operating ROE[2] (50%) › Rel. Price to Book (50%)	› Operating ROE[2] (50%) › Rel. Growth in Price to Book (50%)	› Operating ROE[2] (50%) › Rel. Growth in Price to Book (50%)	› TSR (stock price appreciation plus dividends paid) relative to 2015 Performance Peer Group[3]	› Adjusted Operating ROE[4] (50%) › Rel. Growth in BVPS plus dividends (50%)

(1) Assuming the performance periods ended on 12/31/16. Actual performance will be determined upon the completion of the applicable performance periods
(2) Excluding Catlin integration costs in 2015 and 2016. Operating ROE and Operating ROE excluding Catlin integration costs are Non-GAAP financial measures. See the Reconciliation beginning on slide 15
(3) See 2016 Proxy Statement for description of 2015 Performance Peer Group
(4) Non-GAAP Adjusted Operating ROE. Adjusted Operating ROE further refines Operating ROE by excluding the impact of Catlin integration costs as well as AOCI. See the Reconciliation beginning on slide 15

Our executive compensation practices incorporate **strong corporate governance features**

XL GROUP

- ✓ Oversight of compensation and benefit programs by a Committee of independent Directors
- ✓ No repricing or cash buy-outs of underwater stock options
- ✓ Use of an independent executive compensation consulting firm that reports directly to the Committee and provides no other services to XL (evaluation at least every 3 years)
- ✓ Double-trigger change-in-control provision
- ✓ Annual evaluation of potential risks associated with compensation practices
- ✓ Prohibition against hedging; restrictions on pledging XL shares
- ✓ Caps on annual incentive awards
- ✓ No excise tax gross-ups for any NEO
- ✓ Grants of performance-contingent equity awards that require meeting established goals to receive an award
- ✓ Executive participation in the same benefit programs as all other employees
- ✓ Material share ownership requirements and retention of 100% of shares earned from equity awards (net of taxes) for one year following vesting
- ✓ Compensation clawback policy
- ✓ Shareholder engagement program to ensure shareholder feedback heard / integrated

Deep expertise on Board enables **robust strategic oversight** of long-term business strategy

XL GROUP

Broad Range of Expertise		
(Re)insurance industry	Asset management	Other U.S. listed company board experience
Executive leadership	Regulation and compliance	
Financial industry	International	Government / Academia
Risk management	Industry group leadership	

Director Nominees



Michael McGavick
CEO
Fmr. President and CEO, Safeco



Eugene McQuade
Independent Chair
Fmr. CEO of Citibank N.A., Vice Chairman, Citigroup



Joseph Mauriello
Fmr. Deputy Chairman and COO, KPMG (US)



Ramani Ayer
Fmr. Chairman and CEO, The Hartford Financial Services Group



Robert Glauber
Fmr. Chairman and CEO, National Association of Securities Dealer



Dale Comey
Fmr. EVP, ITT P&C Insurance Business



Claus-Michael Dill
Fmr. CEO, AXA Group Germany



Edward Kelly
Fmr. Chairman, CEO and President of Mercantile Bankshares Corp.



Clayton Rose
Fmr. Head, Global Investment Banking & Global Equities, J.P. Morgan & Co.



Anne Stevens
Fmr. EVP & COO of the Americas, Ford Motor Company



Sir John Vereker
Fmr. Governor and Commander-in-Chief, Bermuda

Avg. Director Nominee Tenure: 7 years

Mix of director nominee tenures


≤5 years
3
6-9 years
4
10+ years
4
91%
Independent

Independent Chairman: Eugene McQuade

XL Experience

- Appointed Chair in May '15 by Independent Directors, succeeding Robert Glauber
- Director on XL Board since '04

Credentials

- Former CEO, Citibank N.A. ('09 – '14) & Vice Chairman, Citigroup ('14 – '15)
- Director of Citigroup; member of Risk Management Committee
- Vice Chairman & President, Merrill Lynch Bank ('08 – '09)
- President & COO, FreddieMac ('04 – '07)
- President, Bank of America ('04)
- President & COO, FleetBoston Financial ('02 – '04)
- Vice Chairman and CFO, FleetBoston Financial ('97 – '02)
- Certified Public Accountant

Good governance and shareholder engagement allow us to be responsive to our investors

XL GROUP

Year-round shareholder engagement process enhanced in 2016 to involve our **Independent Chairman**

- Reached out to shareholders representing **~47% of our outstanding shares**
  - Had discussions with shareholders representing **~40% of our outstanding shares**
    - Had discussions including our Chairman with shareholders representing **~33% of our outstanding shares**

Shareholder Feedback		Responsiveness to Feedback
Board involvement in strategy & implementation; ensure compensation & strategy linked	→	Increased proxy disclosure of Board's oversight, alignment of strategy & compensation
Enhanced disclosure of Directors' skills, tenure & diversity, board refreshment process	→	Disclosed detailed Board refreshment process / qualifications and Directors' depth of skills
Some did not favor use of total shareholder return ("TSR") as a single metric (used in 2015 LTIP after Catlin acquisition)	→	Proxy enhanced description of metrics including return to 2 LTI metrics; articulation of alignment with strategy / financial results
Interest in sustainability & corporate social responsibility ("CSR") efforts are gaining momentum	→	Described ongoing sustainability & CSR initiatives; published CSR report in 2017 (available on XL website)

Strong Corporate Governance

- ✓ Annual elections
- ✓ Special meeting rights at 10% threshold
- ✓ No Poison Pill
- ✓ 3 new directors appointed in the last 3 years
- ✓ 10 of 11 director nominees are independent
- ✓ All committees are 100% independent
- ✓ Majority voting for election of Directors
- ✓ Independent chairman
- ✓ Annual Board / committee evaluations
- ✓ Comprehensive Board refreshment process
- ✓ Annual Board and committee evaluations
- ✓ Board oversight of sustainability/ corporate social responsibility matters

XL values your support at our annual meeting on May 19, 2017

XL GROUP

2017 XL Group Board Recommendations

- ✓ **Election of XL Director Nominees**
- ✓ **Approval of Named Executive Officer Compensation**
- ✓ **Approval of the Frequency of Executive Compensation Votes**
  - XL Board recommends votes on an **annual basis**
- ✓ **Appointment of the Independent Auditor** and Authorization of the Audit Committee to determine the Compensation of the Independent Auditor

XL Compensation Program Aligned Pay for Performance in a Challenging Transitional Year

- Total compensation heavily weighted towards performance-based pay – **90% of CEO pay at-risk**
- AIP payout **closely aligned** with CR performance
- **Rigorous AIP qualitative review** resulted in all NEOs receiving performance factor qualitative rating **below target**
- Compensation Committee used **negative discretion** to **reduce CEO, CFO, Deputy Executive Chairman's annual incentive**
- 3-Year **Performance Units paid out 55% of target** (down 56% from 2015 PU payout level)
- **2015 and 2016 PUs' pay structure** demonstrates continued pay and performance alignment: Would have performance factors of **0% and <50%,** respectively, as of 12/31/16[1]

(1) Assuming the performance period ended on 12/31/16. Actual performance will be determined upon the completion of the applicable performance periods

Appendix

Reconciliation of Non-GAAP Measures

XL GROUP

XL presents its operations in ways it believes will be most meaningful and useful to investors, analysts, rating agencies and others who use XL's financial information in evaluating XL's performance. This presentation contains the presentation of return on average common shareholders' equity ("ROE") based on operating net income (loss) excluding Catlin integration costs and AOCI ("Adjusted Operating ROE"), which is a non-GAAP financial measure. This measure is based on operating net income (loss), also a non-GAAP measure, which is defined as net income (loss) attributable to common shareholders excluding: (1) our net investment income - Life Funds Withheld Assets, (defined below) (2) our net realized (gains) losses on investments sold - excluding Life Funds Withheld Assets, (3) our net realized (gains) losses on investments sold (including OTTI) and net unrealized (gains) losses on investments, Trading - Life Funds Withheld Assets, (4) our net realized and unrealized (gains) losses on derivatives, (5) our net realized and unrealized (gains) losses on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets, (6) our share of items (2) and (4) for the Company's insurance company affiliates for the periods presented, (7) our foreign exchange (gains) losses, (8) our expenses related to the Catlin acquisition, (9) our gain on the sale of our interest in our former operating affiliate, ARX Holding Corp., (10) our gain on the sale of our wholly-owned subsidiary XL Life Insurance and Annuity Company ("XLLIAC") and the partial sale of our holdings in New Ocean Capital Management, (11) our loss on the U.S. Term Life Retro Arrangements, (12) our loss on the early extinguishment of the notes assumed in conjunction with the Catlin Acquisition and (13) a provision (benefit) for income tax on items excluded from operating income. The reconciliation of such measures to the most directly comparable GAAP financial measures in accordance with Regulation G is included on the next slide.

In summary, we evaluate the performance of and manage our business to produce an appropriate profit. In addition to presenting ROE, we believe that showing Operating ROE enables investors and other users of our financial information to analyze our performance in a manner similar to how we analyze our performance. In this regard, we believe that providing only a GAAP presentation of ROE would make it more difficult for users of our financial information to evaluate our underlying business. Adjusted Operating ROE is an additional non-GAAP measure of our profitability that eliminates the impacts of (i) Catlin Integration Expenses, which are not expected to be significant beyond 2017 and (ii) AOCI. The exclusion of AOCI allows us to eliminate investment market volatility from the equation by removing the impact of mark to market fluctuations on our investment portfolio.

Reconciliation of Non-GAAP Measures (cont'd.)

XL GROUP

	2014	2015	2016
Net income attributable to ordinary shareholders	$188,340	$1,207,152	$440,968
Contribution from Life Retrocession Agreements	374,176	-182,993	135,032
Loss on sale of life reinsurance subsidiary	666,423	-	-7,088
Net realized (gains)/losses on investments sold	-122.991	-19,997	-112,689
Net realized and unrealized (gains)/losses on derivatives	-29,886	-53,123	-2,521
Net realized and unrealized (gains)/losses related to insurance company affiliates	-985	2,732	2,931
Exchange (gains)/losses	-37,568	22,504	-18,720
Expenses related to Catlin acquisition	-	64,748	-
Gain on sale of operating affiliate	-	-340,407	-
Extinguishment of debt	-	5,592	-
Provision (benefit) for income tax on items excluded from operating income	-38,268	-214	22,816
Operating net income	$999,241	$705,994	$460,729
Integration Costs	-	156,368	220,355
Tax impact of Integration Costs	-	-16,419	-18,725
Operating Net Income ex. Integration Costs	$999,241	$845,943	$662,359
Average Common Shareholders' equity for the period ex. AOCI	8,905,135	9,769,878	10,606,715
Return on shareholders' equity (ROE)	1.9%	11.1%	3.9%
Operating ROE	10.0%	6.5%	4.1%
Adjusted Operating ROE[1]	11.2%	8.7%	6.3%

(1) Adjusted Operating ROE further refines Operating ROE by excluding the impact of Integration Costs as well as Unrealized Gains and Losses on Investments

About XL Catlin

- XL Catlin is the global brand used by XL Group Ltd's insurance and reinsurance companies which provide property, casualty, professional and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises throughout the world. To learn more, visit xlcatlin.com.
- The XL Catlin insurance companies offer property, casualty, professional, financial lines and specialty insurance products globally. Businesses that are moving the world forward choose XL Catlin as their partner. To learn more, visit xlcatlin.com.
- The XL Catlin reinsurance companies are among the world's leading reinsurers. They offer products that include aerospace, property, casualty, marine and specialty. The world's top insurers choose XL Catlin to help move their businesses forward. To learn more, visit xlcatlin.com.
- We are the organization clients look to for answers to their most complex risks and to help move their world forward. To learn more, visit xlcatlin.com.